UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 17, 2025
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THE CANNABIST COMPANY HOLDINGS INC.
(Exact Name of Registrant as specified in its charter)
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British Columbia	000-56294	98-1488978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Billerica Road Chelmsford, Massachusetts	01824
(Address of principal executive offices)	(Zip Code)
(978) 910-1486
(Registrant’s telephone number, including area code)
Not Applicable
(Registrant’s name or former address, if change since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2025, Derek Watson, the Chief Financial Officer (“CFO”) of The Cannabist Company Holdings Inc. (the “Company”), resigned his employment position with the Company, effective November 15, 2025, and entered into a CFO Consulting Agreement, dated November 15, 2025 (the “Watson CFO Consulting Agreement” or the “Engagement Agreement”) with the Company, as further described below. Mr. Watson’s transition from employee to non-employee consultant is not a result of any disagreement with the Company or any matter relating to its financial statements, internal controls, operations, policies or practices.

Through the Watson CFO Consulting Agreement, the Company engaged Mr. Watson to continue to serve as the Chief Financial Officer of the Company in a non-employee consultant capacity, allocating a minority of his working time to the Company. Mr. Watson joined the Company as an employee in 2022 as the Chief Financial Officer. Pursuant to the Engagement Agreement, the Company will pay Mr. Watson $15,000 per month. In addition, Mr. Watson will be eligible to participate in the Company’s discretionary executive bonus plan for 2025 based on a performance period from January 1, 2025, to November 15, 2025 (the “Bonus Performance Term”), subject to the terms of the Company’s discretionary executive bonus plan and based upon the achievement of corporate and individual goals. The initial term of the Engagement Agreement is from November 16, 2025, to May 15, 2026, and may continue until modified or terminated on its terms. The Engagement Agreement can be terminated (1) for cause by Cannabist by providing written notice of its intention to terminate the Agreement for cause or (2) at any time for any reason by Mr. Watson provided that written notice is sent at least (2) months prior to the effective date of termination or (3) at any time for any reason by the Company provided that written notice is sent at least two (2) months prior to the effective date of termination. The Company may, at its absolute discretion, when terminating the Engagement Agreement, elect to notify Mr. Watson in writing that it is exercising its right to terminate the Engagement Agreement with immediate effect and that it will be making a payment to Mr. Watson in lieu of notice. The Company’s payment in lieu of notice shall be equivalent to two (2) times the monthly fee. The Engagement Agreement also provides for customary confidentiality, no conflict of interest, and indemnification provisions.

The foregoing description of the Watson CFO Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Watson CFO Consulting Agreement, which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CANNABIST COMPANY HOLDINGS INC.

By:	/s/ David Sirolly
Name:	David Sirolly
Title:	Chief Legal Officer & General Counsel
Date: November 17, 2025